UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2024

StepStone Private Credit Fund LLC

(Exact name of registrant as specified in its charter)

Delaware	814-01624	92-0758580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

277 Park Avenue 44th Floor New York, New York	10172
(Address of principal executive offices)	(Zip Code)

(212) 351-6100

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 14, 2024, Stepstone Private Credit Fund LLC (the “Company”) and StepStone Group Private Debt LLC, the Company’s investment adviser (the “Advisor”), entered into a letter agreement (the “Letter Agreement”) to renew the Amended and Restated Expense Limitation and Reimbursement Agreement, dated November 8, 2023, by and between the Company and the Advisor (the “Expense Limitation Agreement”) in accordance with its terms in order to extend the Limitation Period (as defined in the Expense Limitation Agreement) for an additional one-year term, ending on April 3, 2025.

The foregoing descriptions of the Letter Agreement and the Expense Limitation Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Letter Agreement and the Expense Limitation Agreement, each incorporated by reference herein or attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 8.01	Other Events.

On March 14, 2024, the Company’s Board of Directors (the “Board”) declared a distribution on the Company’s limited liability company interests (the “Shares”) equal to an aggregate amount up to the Company’s (i) taxable earnings, including net investment income (if positive) and capital gains, for the three months ended March 31, 2024 and (ii) such other amounts as may be required to allow the Company to qualify for taxation as a regulated investment company under the Internal Revenue Code of 1986, as amended, and eliminate any income and excise tax imposed on the Company (the “Q1 2024 Distribution”). The Q1 2024 Distribution is payable on April 30, 2024 to shareholders of record as of the close of business on March 29, 2024. The final amount of the Q1 2024 Distribution will be determined by the Company’s management at a later date, in accordance with the Board’s authorization.

The Q1 2024 Distribution will be paid in cash or reinvested in additional Shares for shareholders participating in the Company’s dividend reinvestment plan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Expense Limitation and Reimbursement Agreement, dated as of November 8, 2023 (previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q (File No. 000-56505) filed on November 13, 2023 and incorporated herein by reference)
10.2	Letter Agreement, dated March 14, 2024, Relating to Extension of Limitation Period Under Amended and Restated Expense Limitation and Reimbursement Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2024

StepStone Private Credit Fund LLC

By:	/s/ Joseph Cambareri
Name:	Joseph Cambareri
Title:	Chief Financial Officer and Corporate Secretary

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